For Immediate Release

Contacts:	Mark Dickens, Public Relations
404-828-7593
Andy Dolny, Investor Relations
404-828-8901

UPS INTERNATIONAL PROFIT REBOUNDS

Updates 2012 EPS Guidance; Expects $4.55 to $4.65

ATLANTA, Oct. 23, 2012 - UPS (NYSE:UPS) today announced third quarter 2012 adjusted diluted earnings per share of $1.06. The International segment led the way with its highest third quarter in history generating $449 million in operating profit, up 7.7% over the prior-year period. UPS updated its full-year 2012 guidance for adjusted diluted earnings per share to a range of $4.55 to $4.65, reflecting greater confidence in fourth quarter execution.

On a reported basis, third quarter 2012 earnings per share were $0.48. In August, the company announced a decision to restructure pension liabilities for certain employees. As a result, UPS recorded an after-tax, non-cash charge of $559 million during the quarter.

“Our results were achieved in an environment of slowing global trade and changing market dynamics,” said Scott Davis, UPS chairman and CEO. “This not only highlights the flexibility of our business model; it illustrates the breadth of the UPS product portfolio in meeting the needs of customers.”

		Adjusted
Consolidated Results	3Q 2012	3Q 2012	3Q 2011
Revenue	$13.07 B		$13.17 B
Operating profit	$0.77 B	$1.66 B	$1.67 B
Operating margin	5.9%	12.7%	12.7%
Average volume per day	15.5 M		15.1 M
Diluted earnings per share	$0.48	$1.06	$1.09

During the quarter, UPS delivered 15.5 million packages per day, a 2.9% increase over the prior-year period.

Cash Position
For the nine months ending Sept. 30, UPS generated free cash flow in excess of $3.6 billion. The company repurchased 18.5 million shares for approximately $1.4 billion and paid dividends totaling $1.6 billion, a 9.6% increase per share over the prior year.

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Capitalizing on credit market conditions, during the quarter UPS issued $1.75 billion of debt. Proceeds will be used to pay notes that mature in January 2013. The company ended the period with $9.0 billion in cash and marketable securities. The primary uses of these funds will be the acquisition of TNT Express and debt repayment.

Adjusted
U.S. Domestic Package	3Q 2012	3Q 2012	3Q 2011
Revenue	$7.86 B		$7.77 B
Operating profit	$129 M	$1,025 M	$1,046 M
Operating margin	1.6%	13.0%	13.5%
Average volume per day	13.2 M		12.7 M

U.S. Domestic revenue increased $94 million over the prior-year period, driven by a 3.7% gain in daily package volume. Adjusted operating profit declined $21 million, impacted negatively by one less operating day and the timing of the fuel surcharge.

On a reported basis, operating profit was $129 million as a result of the pension restructuring previously mentioned.

Rapid e-commerce growth drove gains in daily volume, with Ground and Deferred up 3.0% and 9.3%, respectively. Next Day Air volume expanded 5.7% over the prior-year period, as retailers continued to utilize UPS Next Day Air Saver® to differentiate their offerings.

Base rate improvements were more than offset by lower fuel surcharges, and changes in product and customer mix. Consequently, revenue per package declined 0.8% from the same quarter last year.

International Package	3Q 2012	3Q 2011
Revenue	$2.94 B	$3.06 B
Operating profit	$449 M	$417 M
Operating margin	15.3%	13.6%
Average volume per day	2.3 M	2.3 M

The International segment produced operating profit of $449 million, its highest third quarter ever. Operating margin was up 170 basis points over the prior-year period to 15.3%. Export package growth, network changes and currency translation contributed to this improvement.

Revenue declined 3.7%, as the impact from lower fuel surcharges and currency exceeded the benefit from the 1.2% growth in daily Export volume.

For the first time in several quarters, Asia exhibited growth in Export package volume, benefitting from product launches and easier comparisons. Although the rate of growth in Europe has slowed, it remained positive.

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Supply Chain & Freight	3Q 2012	3Q 2011
Revenue	$2.27 B	$2.34 B
Operating profit	$188 M	$203 M
Operating margin	8.3%	8.7%

Operating margin for the Supply Chain and Freight segment remained strong at 8.3%. Operating profit was down $15 million, as declines in Forwarding were partially offset by improvement in UPS Freight.

The Freight Forwarding unit was pressured by overcapacity in the market, especially out of Asia. Revenue decreased as lower yields offset modest tonnage gains.

Although the Distribution unit experienced strong revenue growth, investments in healthcare capabilities and infrastructure weighed on margin expansion. Recently, UPS opened three new healthcare distribution facilities in Sydney, Australia and in Shanghai and Hangzhou, China.

UPS Freight revenue increased 3.6% as shipments per day were up slightly. LTL revenue per hundredweight and gross weight hauled improved over the prior year period, resulting in operating margin expansion.

Outlook
“UPS performance this quarter reflects the ability of our global network to adapt to soft macro conditions,” said Kurt Kuehn, UPS chief financial officer.

“While there is some uncertainty around the magnitude of the holiday shopping season, we are confident in UPS's ability to deliver,” Kuehn continued. “As a result, we enhanced our guidance by narrowing the range, maintaining our previous midpoint. We anticipate 2012 adjusted diluted earnings per share to be within a range of $4.55 to $4.65, an increase of 5%-to-7% over 2011 adjusted results.”

UPS (NYSE:UPS) is a global leader in logistics, offering a broad range of solutions for the transportation of packages and freight, including innovative delivery options for the global consumer market; the facilitation of international trade, and the deployment of advanced technology to more efficiently manage the world of business. Headquartered in Atlanta, UPS serves more than 220 countries and territories worldwide. The company can be found on the Web at UPS.com and its corporate blog can be found at blog.ups.com. To get UPS news direct, visit pressroom.ups.com/RSS.

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EDITOR'S NOTE:
UPS Chairman and CEO Scott Davis and CFO Kurt Kuehn will discuss third quarter results with investors and analysts during a conference call at 8:30 a.m. EDT today. That call is open to listeners through a live Webcast. To access the call, go to www.investors.ups.com and click on “Earnings Webcast.”
UPS routinely posts investor announcements on its web site --www.investors.ups.com -- and encourages those interested in the company to check there frequently.

We supplement the reporting of our financial information determined under generally accepted accounting principles ("GAAP") with certain non-GAAP financial measures, including, as applicable, "as adjusted" operating profit, operating margin, pre-tax income, net income and earnings per share. The equivalent measures determined in accordance with GAAP are also referred to as "reported" or "unadjusted.” We believe that these adjusted measures provide meaningful information to assist investors and analysts in understanding our financial results and assessing our prospects for future performance. We believe these adjusted financial measures are important indicators of our recurring operations because they exclude items that may not be indicative of or are unrelated to our core operating results, and provide a better baseline for analyzing trends in our underlying businesses. Furthermore, we use these adjusted financial measures to determine awards for our management personnel under our incentive compensation plans.
We supplemented the presentation of our third quarter and year-to-date 2012 and 2011 operating profit, operating margin, pre-tax income, net income and earnings per share with similar measures that excluded the impact of certain transactions. In the third quarter of 2012, we recorded an $896 million pre-tax charge in the U.S. Domestic Package segment to establish a withdrawal liability related to the New England Teamsters and Trucking Industry Pension Fund. In the second quarter of 2011, we incurred gains and losses on certain real estate transactions, including a $15 million pre-tax loss for U.S. Domestic Package segment and a $48 million pre-tax gain in the Supply Chain & Freight segment. The underlying matters that produced these charges were unique, and we do not believe they are reflective of the types of charges that will affect future results. We believe these adjusted measures better enable shareowners to focus on period-over-period operating performance.
Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for GAAP operating profit, operating margin, net income and earnings per share, the most directly comparable GAAP financial measures. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the preceding reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our business. We strongly encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.
Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements, including statements regarding the intent, belief or current expectations of UPS and its management regarding the company's strategic directions, prospects and future results, involve certain risks and uncertainties. Certain factors may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which we operate, governmental regulations, our competitive environment, strikes, work stoppages and slowdowns, changes in aviation and motor fuel prices, cyclical and seasonal fluctuations in our operating results, and other risks discussed in the company's Form 10-K and other filings with the Securities and Exchange Commission, which discussions are incorporated herein by reference.

United Parcel Service, Inc.
Selected Financial Data - Third Quarter
(unaudited)

	Three Months Ended
	September 30,		Change
	2012	2011	$	%
(amounts in millions, except per share data)
Statement of Income Data:
Revenue:
U.S. Domestic Package	$7,861	$7,767	$94	1.2%
International Package	2,943	3,057	(114)	(3.7)%
Supply Chain & Freight	2,267	2,342	(75)	(3.2)%
Total revenue	13,071	13,166	(95)	(0.7)%

Operating expenses:
Compensation and benefits	7,577	6,647	930	14.0%
Other	4,728	4,853	(125)	(2.6)%
Total operating expenses	12,305	11,500	805	7.0%

Operating profit:
U.S. Domestic Package	129	1,046	(917)	(87.7)%
International Package	449	417	32	7.7%
Supply Chain & Freight	188	203	(15)	(7.4)%
Total operating profit	766	1,666	(900)	(54.0)%

Other income (expense):
Investment income	6	16	(10)	(62.5)%
Interest expense	(98)	(84)	(14)	16.7%
Total other income (expense)	(92)	(68)	(24)	35.3%

Income before income taxes	674	1,598	(924)	(57.8)%

Income tax expense	205	526	(321)	(61.0)%

Net income	$469	$1,072	$(603)	(56.3)%

Net income as a percentage of revenue	3.6%	8.1%

Per share amounts
Basic earnings per share	$0.49	$1.10	$(0.61)	(55.5)%
Diluted earnings per share	$0.48	$1.09	$(0.61)	(56.0)%

Weighted-average shares outstanding
Basic	961	977	(16)	(1.6)%
Diluted	970	987	(17)	(1.7)%

As adjusted income data:
Operating profit:
U.S. Domestic Package (1)	$1,025	$1,046	$(21)	(2.0)%
International Package	449	417	32	7.7%
Supply Chain & Freight	188	203	(15)	(7.4)%
Total operating profit	1,662	1,666	(4)	(0.2)%

Income before income taxes (1)	$1,570	$1,598	$(28)	(1.8)%
Net income (2)	$1,028	$1,072	$(44)	(4.1)%

Basic earnings per share (2)	$1.07	$1.10	$(0.03)	(2.7)%
Diluted earnings per share (2)	$1.06	$1.09	$(0.03)	(2.8)%

(1) Third quarter 2012 operating profit and consolidated income before income taxes excluded the $896 million pre-tax charge from the withdrawal liability associated with restructuring a multiemployer pension plan in the U.S. Domestic Package segment.

(2) Third quarter 2012 net income and earnings per share amounts excluded the after-tax impact of the U.S. Domestic Package withdrawal liability charge described in (1), which totals $559 million.

Certain prior year amounts have been reclassified to conform to the current year presentation.

United Parcel Service, Inc.
Selected Operating Data - Third Quarter
(unaudited)

	Three Months Ended
	September 30,		Change
	2012	2011	$ / #	%

Revenue (in millions):
U.S. Domestic Package:
Next Day Air	$1,577	$1,588	$(11)	(0.7)%
Deferred	776	760	16	2.1%
Ground	5,508	5,419	89	1.6%
Total U.S. Domestic Package	7,861	7,767	94	1.2%
International Package:
Domestic	600	660	(60)	(9.1)%
Export	2,195	2,251	(56)	(2.5)%
Cargo	148	146	2	1.4%
Total International Package	2,943	3,057	(114)	(3.7)%
Supply Chain & Freight:
Forwarding and Logistics	1,445	1,552	(107)	(6.9)%
Freight	691	667	24	3.6%
Other	131	123	8	6.5%
Total Supply Chain & Freight	2,267	2,342	(75)	(3.2)%
Consolidated	$13,071	$13,166	$(95)	(0.7)%

Consolidated volume (in millions)	978	965	13	1.3%

Operating weekdays	63	64	(1)

Average Daily Package Volume (in thousands):
U.S. Domestic Package:
Next Day Air	1,264	1,196	68	5.7%
Deferred	931	852	79	9.3%
Ground	11,010	10,688	322	3.0%
Total U.S. Domestic Package	13,205	12,736	469	3.7%
International Package:
Domestic	1,386	1,424	(38)	(2.7)%
Export	930	919	11	1.2%
Total International Package	2,316	2,343	(27)	(1.2)%
Consolidated	15,521	15,079	442	2.9%

Average Revenue Per Piece:
U.S. Domestic Package:
Next Day Air	$19.80	$20.75	$(0.95)	(4.6)%
Deferred	13.23	13.94	(0.71)	(5.1)%
Ground	7.94	7.92	0.02	0.3%
Total U.S. Domestic Package	9.45	9.53	(0.08)	(0.8)%
International Package:
Domestic	6.87	7.24	(0.37)	(5.1)%
Export	37.46	38.27	(0.81)	(2.1)%
Total International Package	19.16	19.41	(0.25)	(1.3)%
Consolidated	$10.90	$11.06	$(0.16)	(1.4)%

Certain prior year amounts have been reclassified to conform to the current year presentation.

United Parcel Service, Inc.
Selected Financial Data - Year to Date
(unaudited)

	Nine Months Ended
	September 30,		Change
	2012	2011	$	%
(amounts in millions, except per share data)
Statement of Income Data:
Revenue:
U.S. Domestic Package	$23,923	$23,047	$876	3.8%
International Package	8,923	9,096	(173)	(1.9)%
Supply Chain & Freight	6,710	6,796	(86)	(1.3)%
Total revenue	39,556	38,939	617	1.6%

Operating expenses:
Compensation and benefits	21,159	19,845	1,314	6.6%
Other	14,272	14,211	61	0.4%
Total operating expenses	35,431	34,056	1,375	4.0%

Operating profit:
U.S. Domestic Package	2,258	2,923	(665)	(22.8)%
International Package	1,311	1,375	(64)	(4.7)%
Supply Chain & Freight	556	585	(29)	(5.0)%
Total operating profit	4,125	4,883	(758)	(15.5)%

Other income (expense):
Investment income	18	36	(18)	(50.0)%
Interest expense	(284)	(252)	(32)	12.7%
Total other income (expense)	(266)	(216)	(50)	23.1%

Income before income taxes	3,859	4,667	(808)	(17.3)%

Income tax expense	1,304	1,588	(284)	(17.9)%

Net income	$2,555	$3,079	$(524)	(17.0)%

Net income as a percentage of revenue	6.5%	7.9%

Per share amounts
Basic earnings per share	$2.66	$3.12	$(0.46)	(14.7)%
Diluted earnings per share	$2.63	$3.09	$(0.46)	(14.9)%

Weighted-average shares outstanding
Basic	962	986	(24)	(2.4)%
Diluted	971	996	(25)	(2.5)%

As adjusted income data:
Operating profit:
U.S. Domestic Package (1)	$3,154	$2,938	$216	7.4%
International Package	1,311	1,375	(64)	(4.7)%
Supply Chain & Freight (1)	556	537	19	3.5%
Total operating profit	5,021	4,850	171	3.5%

Income before income taxes (1)	$4,755	$4,634	$121	2.6%
Net income (2)	$3,114	$3,059	$55	1.8%

Basic earnings per share (2)	$3.24	$3.10	$0.14	4.5%
Diluted earnings per share (2)	$3.21	$3.07	$0.14	4.6%

(1) 2012 operating profit and consolidated income before income taxes excluded the $896 million pre-tax charge from the withdrawal liability associated with restructuring a multiemployer pension plan in the U.S. Domestic Package segment. 2011 operating profit and consolidated income before income taxes exclude the $33 million gain on certain real estate transactions ($15 million loss in U.S. Domestic Package and a $48 million gain in Supply Chain & Freight).

(2) 2012 net income and earnings per share amounts excluded the after-tax impact of the U.S. Domestic Package withdrawal liability charge described in (1), which totals $559 million. 2011 net income and earnings per share amounts exclude the after-tax impact of the U.S. Domestic Package and Supply Chain & Freight real estate transactions described in (1) which total a combined $20 million.

Certain prior year amounts have been reclassified to conform to the current year presentation.

United Parcel Service, Inc.
Selected Operating Data - Year to Date
(unaudited)

	Nine Months Ended
	September 30,		Change
	2012	2011	$ / #	%

Revenue (in millions):
U.S. Domestic Package:
Next Day Air	$4,743	$4,645	$98	2.1%
Deferred	2,400	2,277	123	5.4%
Ground	16,780	16,125	655	4.1%
Total U.S. Domestic Package	23,923	23,047	876	3.8%
International Package:
Domestic	1,855	1,961	(106)	(5.4)%
Export	6,642	6,698	(56)	(0.8)%
Cargo	426	437	(11)	(2.5)%
Total International Package	8,923	9,096	(173)	(1.9)%
Supply Chain & Freight:
Forwarding and Logistics	4,354	4,520	(166)	(3.7)%
Freight	1,969	1,931	38	2.0%
Other	387	345	42	12.2%
Total Supply Chain & Freight	6,710	6,796	(86)	(1.3)%
Consolidated	$39,556	$38,939	$617	1.6%

Consolidated volume (in millions)	2,959	2,879	80	2.8%

Operating weekdays	191	192	(1)

Average Daily Package Volume (in thousands):
U.S. Domestic Package:
Next Day Air	1,236	1,174	62	5.3%
Deferred	947	866	81	9.4%
Ground	10,990	10,637	353	3.3%
Total U.S. Domestic Package	13,173	12,677	496	3.9%
International Package:
Domestic	1,385	1,407	(22)	(1.6)%
Export	932	910	22	2.4%
Total International Package	2,317	2,317	—	—%
Consolidated	15,490	14,994	496	3.3%

Average Revenue Per Piece:
U.S. Domestic Package:
Next Day Air	$20.09	$20.61	$(0.52)	(2.5)%
Deferred	13.27	13.69	(0.42)	(3.1)%
Ground	7.99	7.90	0.09	1.1%
Total U.S. Domestic Package	9.51	9.47	0.04	0.4%
International Package:
Domestic	7.01	7.26	(0.25)	(3.4)%
Export	37.31	38.34	(1.03)	(2.7)%
Total International Package	19.20	19.46	(0.26)	(1.3)%
Consolidated	$10.96	$11.01	$(0.05)	(0.5)%

Certain prior year amounts have been reclassified to conform to the current year presentation.

United Parcel Service, Inc.
Reconciliation of Free Cash Flow
(unaudited)

Preliminary
Year-to-Date
(amounts in millions)	September 30, 2012
Net cash from operations	$5,088
Capital expenditures	(1,603)
Proceeds from disposals of PP&E	61
Net change in finance receivables	56
Other investing activities	44
Free cash flow	$3,646

Amounts are subject to reclassification.